EXHIBIT 99.1

Hana Biosciences Receives NASDAQ Delisting Notification

SOUTH SAN FRANCISCO, Calif., Sep 8, 2009 -- Hana Biosciences (Nasdaq:HNAB) today announced that the Company received a letter from the Staff of The NASDAQ Stock Market indicating that the Company has failed to regain compliance with NASDAQ Marketplace Rule 4310(c)(3), which requires the Company to have a minimum of $2,500,000 in stockholders' equity, or $35,000,000 market value of listed securities, or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, for continued listing on The NASDAQ Capital Market. On September 8, 2009, NASDAQ notified the Company that it had determined to delist the Company's common stock from The NASDAQ Capital Market. Trading of the Company's shares will be suspended effective at the opening of business on Thursday, September 10, 2009.

On March 5, 2009, the Company received a notification letter that its market value of listed securities had been below the requirement for continued inclusion under Marketplace Rule 4310(c)(3) and, as such, the Company's common stock had become non-compliant with NASDAQ's requirements. The Company was provided a compliance period which ended September 1, 2009.

Further, the terms of certain warrants issued to affiliates of Deerfield Management pursuant to the Company's loan facility provide that Deerfield may require the Company to redeem the warrants upon the delisting of the Company's common stock. Deerfield has notified the Company of its intention to redeem the warrants, requiring the Company to pay a redemption price of approximately $4.0 million. However, Deerfield subsequently agreed to accept payment of the liability in shares of the Company's common stock in lieu of a cash settlement.

Following the delisting from The NASDAQ Capital Market, the Company expects that its common stock will be traded on the OTC Bulletin Board under the symbol HNAB.OB.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. is a biopharmaceutical company dedicated to developing and commercializing new, differentiated cancer therapies designed to improve and enable current standards of care. The company has two lead product candidates that target large markets and are in pivotal and/or proof-of-concept clinical trials. Marqibo(r) potentially treats acute lymphoblastic leukemia and lymphomas. Menadione topical lotion is a first-in-class compound for the potential prevention and/or treatment of skin toxicity associated with epidermal growth factor receptor inhibitors. The Company has additional pipeline opportunities that, like Marqibo, improve delivery and enhance the therapeutic benefits of well characterized, proven chemotherapies and enable high potency dosing without increased toxicity. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

The Hana Biosciences, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3290

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include without limitation, statements regarding the trading of Hana's common stock on the OTC Bulletin Board, as well as the timing progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates; statements regarding the expected benefits Marqibo may have for patients with relapsed ALL compared to existing therapies; statements regarding the availability of additional capital, including capital subject to Hana's existing loan facility; and statements regarding Hana's efforts to enter into strategic collaborations regarding the development or commercialization of its product candidates. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.

SOURCE: Hana Biosciences, Inc.

CONTACT:  Hana Biosciences
Investor & Media Contact:
(650) 588-6641
investor.relations@hanabiosciences.com
Burns McClellan
Investor & Media Contact:
Rebecca Birbach
(212) 213-0006
rbirbach@burnsmc.com